Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Value Line Small Cap Opportunities Fund, Inc. , Value Line Mid Cap Focused Fund, Inc., Value Line Select Growth Fund, Inc., Value Line Larger Companies Focused Fund, Inc., Value Line Asset Allocation Fund, Inc., and Value Line Capital Appreciation Fund, Inc. of our report dated February 17, 2026, relating to the financial statements and financial highlights which appears in Value Line Small Cap Opportunities Fund, Inc.’s, Value Line Mid Cap Focused Fund, Inc.’s, Value Line Select Growth Fund, Inc.’s, Value Line Larger Companies Focused Fund, Inc.’s, Value Line Asset Allocation Fund, Inc.’s, and Value Line Capital Appreciation Fund, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings "Financial Statements", “Other Service Providers” and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 30, 2026